Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE
Brink's Reports First-Quarter Results

North America Profits Double, South America Profits up 42%
Acquisitions Contribute $51 Million Revenue and $9 Million Profit to Segment Results
More Acquisitions Expected in 2018 and 2019

RICHMOND, Va., April 25, 2018 – The Brink’s Company (NYSE:BCO), the global leader in cash management, secure logistics and security solutions, today announced results for the first-quarter of 2018 including the following highlights:

(In millions, except for per share amounts)	First-Quarter 2018
	GAAP	Change	Non-GAAP	Change
Revenue	$879	+12%	$853	+15%
Operating Profit	$65	(9%)	$72	+34%
Operating Margin	7.4%	(160) bps	8.4%	+120 bps
Net Income / Adjusted EBITDA(a)	$22	(36%)	$110	+25%
EPS	$0.42	(37%)	$0.65	+12%

(a)	The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's.
Doug Pertz, president and chief executive officer, said: “Our first-quarter non-GAAP results, which include a 34% increase in operating profit on revenue growth of 15%, reflect strong operating leverage and a continuation of the profit momentum we achieved in 2017. It’s clear that our strategy to accelerate profitable growth, both organically and through accretive acquisitions, is working.
“As we move through 2018, we expect operating profit margin improvement to accelerate as organic initiatives gain momentum, and as we achieve further growth from the six acquisitions we completed last year. We expect increased profit growth in the second half from normal seasonality and the addition of the Rodoban acquisition in Brazil. We also remain committed to driving additional growth by pursuing synergistic acquisitions. Including our pending $145 million investment in Rodoban, we expect to invest approximately $800 million in new acquisitions between now and the end of 2019.”
First-quarter non-GAAP operating profit increased 34% despite higher corporate expenses due in part to increased security-related costs that are expected to decline in subsequent quarters. Earnings were affected by a higher tax rate and higher interest costs related primarily to borrowings to support completed and potential acquisitions.
Brink’s affirmed its 2018 non-GAAP guidance, which includes revenue growth of 8% to approximately $3.45 billion, operating profit growth of at least 30% to a range between $365 million and $385 million, earnings growth to a range between $3.65 and $3.85 per share, and adjusted EBITDA growth of approximately $100 million to a range between $515 million and $535 million. For 2019, Brink’s continues to target $625 million of adjusted EBITDA.
The company’s 2018 guidance and 2019 adjusted EBITDA target assume annual organic revenue growth of approximately 5%, supplemented by contributions from the six acquisitions closed in 2017 and from Rodoban, which is expected to close around mid-year. Upon completion of the Rodoban acquisition, total expenditures on acquisitions since March 2017 will be approximately $510 million. These acquisitions are expected to generate adjusted EBITDA of

$60 million to $70 million in 2018 and approximately $90 million with synergies through 2019, reflecting an average post-synergy purchase multiple of less than six.

Conference Call
Brink’s will host a conference call on April 25 at 8:30 a.m. ET to review first-quarter results.  Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10118824 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through May 25, 2018, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10118824. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here.

2018 Guidance (Unaudited)
(In millions except as noted)

	2017 GAAP	2017 Non-GAAP(a)	2018 GAAP Outlook(b)	Reconciling Items(a)	2018 Non-GAAP Outlook(a)
Revenues	$3,347	3,193	3,476	(26)	3,450
Operating profit	274	281	319 – 339	46	365 – 385
Nonoperating expense	(92)	(33)	(87) – (91)	38	(49) – (53)
Provision for income taxes	(158)	(85)	(97) – (104)	—	(117) – (123)
Noncontrolling interests	(7)	(6)	(8)	—	(7)
Income from continuing operations attributable to Brink's	17	157	127 – 137	—	192 – 202
EPS from continuing operations attributable to Brink's	$0.33	3.03	2.40 – 2.60	—	3.65 – 3.85

Operating profit margin	8.2%	8.8%	9.2% – 9.8%	1.4%	10.6% – 11.2%

Effective income tax rate	86.9%	34.2%	42.0%	—	37.0%

Adjusted EBITDA		425			515 – 535

Changes from 2017	Revenue Change				Operating Profit Change		EPS Change
	2018 GAAP Outlook(b)	% Change vs. 2017	2018 Non-GAAP Outlook(a)	% Change vs. 2017	2018 GAAP Outlook(b)	2018 Non-GAAP Outlook(a)	2018 Non-GAAP Outlook(a)
Organic	392	12	160	5	91 – 111	75 – 95	0.54 – 0.74
Acquisitions / Dispositions(c)	110	3	110	3	(18)	28	0.33
Currency	(373)	(11)	(13)	—	(28)	(19)	(0.25)
Total	129	4	257	8	45 – 65	84 – 104	0.62 – 0.82

Amounts may not add due to rounding

(a)
The 2017 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 8-10. The 2018 Non-GAAP outlook amounts for operating profit and nonoperating expense exclude the impact of other items not allocated to segments and certain retirement plan costs. The 2018 Non-GAAP outlook amounts for provision for income taxes, noncontrolling interests, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations.

(b)
2018 GAAP outlook includes the actual impact of Venezuela operations through March 31, 2018, but does not include any forecasted amounts from Venezuela operations for the remainder of 2018. The 2018 GAAP outlook excludes future restructuring actions for which the timing and amount are currently under review.

(c)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

The Brink’s Company and subsidiaries
(In millions, except for per share amounts) (Unaudited)
First-Quarter 2018 vs. 2017

GAAP		Organic	Acquisitions /			% Change
	1Q'17	Change	Dispositions(a)	Currency(b)	1Q'18	Total	Organic
Revenues:
North America	$305	5	2	8	320	5	2
South America	202	36	37	(20)	255	26	18
Rest of World	234	4	12	29	278	19	2
Revenues non-GAAP	$740	45	51	17	853	15	6

Other items not allocated to segments(d)	48	338	—	(360)	26	(46)	fav
Revenues - GAAP	$788	383	51	(343)	879	12	49

Operating profit:
North America	$10	9	—	1	21	fav	90
South America	39	16	7	(7)	56	42	42
Rest of World	25	(3)	1	2	26	1	(11)
Segment operating profit	75	23	9	(5)	102	36	30
Corporate(c)	(21)	(10)	—	1	(30)	42	46
Operating profit - non-GAAP	$54	13	9	(4)	72	34	24

Other items not allocated to segments(d)	17	(9)	(7)	(9)	(7)	unfav	(49)
Operating profit (loss) - GAAP	$71	4	2	(13)	65	(9)	6

GAAP interest expense	(5)				(15)	unfav

GAAP interest and other income (expense)	(11)				(13)	17

GAAP provision for income taxes	14				11	(21)

GAAP noncontrolling interests	6				3	(45)

GAAP income (loss) from continuing operations(f)	35				22	(36)

GAAP EPS(f)	$0.67				0.42	(37)

GAAP weighted-average diluted shares	51.5				52.1	1

Non-GAAP(e)		Organic	Acquisitions /			% Change
	1Q'17	Change	Dispositions(a)	Currency(b)	1Q'18	Total	Organic

Segment revenues - GAAP/non-GAAP	$740	45	51	17	853	15	6

Non-GAAP operating profit	54	13	9	(4)	72	34	24

Non-GAAP interest expense	(5)				(15)	unfav

Non-GAAP interest and other income (expense)	(1)				1	fav

Non-GAAP provision for income taxes	16				21	30

Non-GAAP noncontrolling interests	1				2	57

Non-GAAP income from continuing operations(f)	30				34	13

Non-GAAP EPS(f)	$0.58				0.65	12

Non-GAAP weighted-average diluted shares	51.5				52.1	1

Amounts may not add due to rounding.

(a)
Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b)
The amounts in the “Currency” column consist of the effects of Venezuela devaluations and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c)	Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d)	See pages 6-7 for more information.

(e)	Non-GAAP results are reconciled to applicable GAAP results on pages 8-10.

(f)	Attributable to Brink's.

The Brink’s Company and subsidiaries
(In millions) (Unaudited)

Selected Items - Condensed Consolidated Balance Sheets

	December 31, 2017	March 31, 2018
Assets
Cash and cash equivalents	$614.3	562.2
Restricted cash	112.6	159.4
Accounts receivable, net	642.3	633.9
Property and equipment, net	640.9	659.7
Goodwill and intangibles	559.4	543.4
Deferred income taxes	226.2	233.3
Other	263.9	307.2

Total assets	$3,059.6	3,099.1

Liabilities and Equity

Accounts payable	174.6	162.8
Debt	1,236.7	1,255.7
Retirement benefits	571.6	565.9
Accrued liabilities	488.5	453.2
Other	250.0	295.0
Total liabilities	2,721.4	2,732.6

Equity	338.2	366.5

Total liabilities and equity	$3,059.6	3,099.1

Selected Items - Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2017	2018
Net cash provided by operating activities	$39.4	56.8
Net cash used by investing activities	(49.2)	(48.6)
Net cash provided (used) by financing activities	52.8	(13.8)

Effect of exchange rate changes on cash	6.9	0.3
Cash, cash equivalents and restricted cash:
Increase (decrease)	49.9	(5.3)
Balance at beginning of period	239.0	726.9
Balance at end of period	$288.9	721.6

Supplemental Cash Flow Information

Capital expenditures	$(27.8)	(36.7)
Acquisitions	(14.2)	—
Depreciation and amortization	33.9	38.8
Cash paid for income taxes, net	(17.9)	(20.5)

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in cash management, secure logistics and security solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), international transportation of valuables, and payment services. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serve customers in more than 100 countries. For more information, please visit our website at www.Brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: 2018 GAAP and non-GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA, the impact of Venezuela operations and related exchange rates and expected costs related to Reorganization and Restructuring activities, 2019 non-GAAP adjusted EBITDA outlook and the expected contributions from acquisitions, the expected closing of the acquisition of Rodoban and the expected investment in acquisitions in 2018 and 2019. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated.

These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues, currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2017, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

The Brink’s Company and subsidiaries
Segment Results: 2017 and 2018 (Unaudited)
(In millions, except for percentages)

	Revenues
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:
North America	$304.6	311.0	316.5	322.1	1,254.2	$320.1
South America	202.2	204.6	247.4	270.4	924.6	254.8
Rest of World	233.5	244.0	264.8	271.8	1,014.1	278.4
Segment revenues - GAAP and Non-GAAP	740.3	759.6	828.7	864.3	3,192.9	853.3

Other items not allocated to segments(a)
Venezuela operations	48.1	46.3	20.8	38.9	154.1	25.8
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1

	Operating Profit
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q
Operating profit:
North America	$10.2	16.8	16.9	30.1	74.0	$20.6
South America	39.2	36.4	47.7	59.5	182.8	55.6
Rest of World	25.4	25.4	33.3	31.1	115.2	25.6
Corporate	(21.3)	(17.8)	(21.5)	(30.0)	(90.6)	(30.3)
Non-GAAP	53.5	60.8	76.4	90.7	281.4	71.5

Other items not allocated to segments(a)
Venezuela operations	21.1	(4.5)	2.5	1.3	20.4	3.5
Reorganization and Restructuring	(4.1)	(5.6)	(6.4)	(6.5)	(22.6)	(3.7)
Acquisitions and dispositions	0.4	(2.4)	(6.1)	2.8	(5.3)	(6.5)
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8

	Margin
	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q
Margin:
North America	3.3%	5.4	5.3	9.3	5.9	6.4%
South America	19.4	17.8	19.3	22.0	19.8	21.8
Rest of World	10.9	10.4	12.6	11.4	11.4	9.2
Non-GAAP	7.2	8.0	9.2	10.5	8.8	8.4

Other items not allocated to segments(a)	1.8	(2.0)	(1.4)	(0.7)	(0.6)	(1.0)
GAAP	9.0%	6.0	7.8	9.8	8.2	7.4%

(a)	See explanation of items on page 7.

The Brink’s Company and subsidiaries
Other Items Not Allocated To Segments (Unaudited)
(In millions)

Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments.

Venezuela operations We have excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds.  As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assesses segment performance and makes resource decisions by segment excluding Venezuela operating results.

Reorganization and Restructuring
2016 Restructuring
In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs, an additional $17.3 million in 2017 and $2.7 million in the first three months of 2018. We expect to incur additional costs between $7 and $9 million in future periods, primarily severance costs.

Other Restructurings
Management routinely implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized $1.0 million in the first three months of 2018, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $1 and $3 million in future periods.
Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results.
Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below:
2018 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $3.8 million in the first three months of 2018.

•	Severance costs related to our 2017 acquisitions in Argentina, France and Brazil were $2.1 million in the first three months of 2018.

•	Transaction costs related to business acquisitions was $0.5 million in the first three months of 2018.

2017 Acquisitions and Dispositions

•	Amortization expense for acquisition-related intangible assets was $8.4 million in 2017.

•	Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico.

•	Severance costs of $4.0 million related to our recent acquisitions in Argentina and Brazil.

•	Transaction costs of $2.6 million related to acquisitions of new businesses in 2017.

•	Currency transaction gains of $1.8 million related to acquisition activity.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 7 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2018 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the tax impact of Venezuela operations and the related exchange rates used to measure those operations. The impact of Venezuela operations and related exchange rates during the remainder of 2018 could be significant to our full-year GAAP provision for income taxes, and, therefore, to income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '17			YTD '18
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate
GAAP	$54.9	14.4	26.2%	$36.7	11.4	31.1%
Retirement plans(c)	7.3	2.7		8.8	1.9
Venezuela operations(a)	(18.2)	(4.9)		(1.6)	(1.5)
Reorganization and Restructuring(a)	4.1	1.4		3.7	1.2
Acquisitions and dispositions(a)	(0.4)	0.2		9.6	3.1
Tax on accelerated income(g)	—	—		—	0.5
Income tax rate adjustment(b)	—	2.5		—	4.6
Non-GAAP	$47.7	16.3	34.2%	$57.2	21.2	37.0%

Amounts may not add due to rounding.

(a)
See “Other Items Not Allocated To Segments” on pages 6-7 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b)
Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 37.0% for 2018 and was 34.2% for 2017.

(c)
Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d)	Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.

(e)
Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.

(f)
Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017.  This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(g)	The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(h)	There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.

(i)
Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(j)
Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares.

The Brink’s Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited) - continued
(In millions, except for percentages and per share amounts)

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q

Revenues:
GAAP	$788.4	805.9	849.5	903.2	3,347.0	$879.1
Venezuela operations(a)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)	(25.8)
Non-GAAP	$740.3	759.6	828.7	864.3	3,192.9	$853.3

Operating profit (loss):
GAAP	$70.9	48.3	66.4	88.3	273.9	$64.8
Venezuela operations(a)	(21.1)	4.5	(2.5)	(1.3)	(20.4)	(3.5)
Reorganization and Restructuring(a)	4.1	5.6	6.4	6.5	22.6	3.7
Acquisitions and dispositions(a)	(0.4)	2.4	6.1	(2.8)	5.3	6.5
Non-GAAP	$53.5	60.8	76.4	90.7	281.4	$71.5

Operating margin:
GAAP margin	9.0%	6.0%	7.8%	9.8%	8.2%	7.4%

Non-GAAP margin	7.2%	8.0%	9.2%	10.5%	8.8%	8.4%

Interest expense:
GAAP	$(4.8)	(6.0)	(7.7)	(13.7)	(32.2)	$(15.0)
Venezuela operations(a)	—	—	—	0.1	0.1	—
Acquisitions and dispositions(a)	—	—	0.8	0.3	1.1	0.2
Non-GAAP	$(4.8)	(6.0)	(6.9)	(13.3)	(31.0)	$(14.8)

Interest and other income (expense):
GAAP	$(11.2)	(11.4)	(21.2)	(16.4)	(60.2)	$(13.1)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8
Venezuela operations(a)	2.9	2.2	0.9	0.8	6.8	1.9
Acquisitions and dispositions(a)	—	—	—	6.3	6.3	2.9
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—
Non-GAAP	$(1.0)	(0.6)	(0.7)	—	(2.3)	$0.5

Taxes:
GAAP	$14.4	17.3	16.4	109.6	157.7	$11.4
Retirement plans(c)	2.7	3.1	3.2	3.6	12.6	1.9
Venezuela operations(a)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)	(1.5)
Reorganization and Restructuring(a)	1.4	1.9	2.2	2.1	7.6	1.2
Acquisitions and dispositions(a)	0.2	0.3	2.5	1.5	4.5	3.1
Prepayment penalties(d)	—	—	2.4	(2.2)	0.2	—
Interest on Brazil tax claim(e)	—	—	1.4	(0.9)	0.5	—
Tax reform(f)	—	—	—	(86.0)	(86.0)	—
Tax on accelerated income(g)	—	—	—	0.4	0.4	0.5
Income tax rate adjustment(b)	2.5	(0.3)	(1.5)	(0.7)	—	4.6
Non-GAAP	$16.3	18.5	23.5	26.5	84.8	$21.2

Noncontrolling interests:
GAAP	$5.8	(0.7)	1.2	0.6	6.9	$3.2
Venezuela operations(a)	(4.9)	2.2	0.6	0.5	(1.6)	(0.6)
Reorganization and Restructuring(a)	0.3	0.1	0.2	0.2	0.8	—
Income tax rate adjustment(b)	0.2	—	(0.2)	—	—	(0.4)
Non-GAAP	$1.4	1.6	1.8	1.3	6.1	$2.2

Amounts may not add due to rounding.
See page 8 for footnote explanations.

	2017					2018
	1Q	2Q	3Q	4Q	Full Year	1Q

Income (loss) from continuing operations attributable to Brink's:
GAAP	$34.7	14.3	19.9	(52.0)	16.9	$22.1
Retirement plans(c)	4.6	5.5	5.8	6.4	22.3	6.9
Venezuela operations(a)	(8.4)	8.3	0.9	—	0.8	0.5
Reorganization and Restructuring(a)	2.4	3.6	4.0	4.2	14.2	2.5
Acquisitions and dispositions(a)	(0.6)	2.1	4.4	2.3	8.2	6.5
Prepayment penalties(d)	—	—	4.1	4.0	8.1	—
Interest on Brazil tax claim(e)	—	—	2.7	(1.6)	1.1	—
Tax reform(f)	—	—	—	86.0	86.0	—
Tax on accelerated income(g)	—	—	—	(0.4)	(0.4)	(0.5)
Income tax rate adjustment(b)	(2.7)	0.3	1.7	0.7	—	(4.2)
Non-GAAP	$30.0	34.1	43.5	49.6	157.2	$33.8

Adjusted EBITDA(i):
Net income (loss) attributable to Brink's - GAAP	$34.7	14.2	19.9	(52.1)	16.7	$22.3
Interest expense - GAAP	4.8	6.0	7.7	13.7	32.2	15.0
Income tax provision - GAAP	14.4	17.3	16.4	109.6	157.7	11.4
Depreciation and amortization - GAAP	33.9	34.6	37.9	40.2	146.6	38.8
EBITDA	87.8	72.1	81.9	111.4	353.2	87.5
Discontinued operations - GAAP	—	0.1	—	0.1	0.2	(0.2)
Retirement plans(c)	7.3	8.6	9.0	10.0	34.9	8.8
Venezuela operations(a)	(13.7)	4.1	(2.6)	(1.5)	(13.7)	(1.5)
Reorganization and Restructuring(a)	2.9	4.9	5.7	6.1	19.6	2.5
Acquisitions and dispositions(a)	(1.0)	1.3	3.4	(0.5)	3.2	5.6
Prepayment penalties(d)	—	—	6.5	1.8	8.3	—
Interest on Brazil tax claim(e)	—	—	4.1	(2.5)	1.6	—
Income tax rate adjustment(b)	(0.2)	—	0.2	—	—	0.4
Share-based compensation(h)	4.5	4.0	4.0	5.2	17.7	6.8
Adjusted EBITDA	$87.6	95.1	112.2	130.1	425.0	$109.9

EPS:
GAAP	$0.67	0.28	0.38	(1.02)	0.33	$0.42
Retirement plans(c)	0.09	0.11	0.11	0.12	0.43	0.13
Venezuela operations(a)	(0.16)	0.15	0.02	—	0.02	0.01
Reorganization and Restructuring costs(a)	0.04	0.07	0.08	0.08	0.27	0.05
Acquisitions and dispositions(a)	(0.01)	0.04	0.09	0.05	0.16	0.12
Prepayment penalties(d)	—	—	0.08	0.08	0.16	—
Interest on Brazil tax claim(e)	—	—	0.05	(0.03)	0.02	—
Tax reform(f)	—	—	—	1.65	1.66	—
Tax on accelerated income(g)	—	—	—	(0.01)	(0.01)	(0.01)
Income tax rate adjustment(b)	(0.05)	0.01	0.03	0.01	—	(0.08)
Share adjustment(j)	—	—	—	0.02	—	—
Non-GAAP	$0.58	0.66	0.84	0.95	3.03	$0.65

Depreciation and Amortization:
GAAP	$33.9	34.6	37.9	40.2	146.6	$38.8
Venezuela operations(a)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)	(0.5)
Reorganization and Restructuring costs(a)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)	(1.2)
Acquisitions and dispositions(a)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)	(3.8)
Non-GAAP	$32.0	32.5	34.3	35.5	134.3	$33.3

Amounts may not add due to rounding.
See page 8 for footnote explanations.